[SARATOGA LOGO]                                                               SC


PRESENTATION TO:


THE SPECIAL COMMITTEE TO THE BOARD OF DIRECTORS OF SARATOGA BEVERAGE GROUP, INC.




JANUARY 5, 2000

[SARATOGA LOGO]                                                               SC


The accompanying material was compiled on a confidential basis for use solely by the Special Committee of the Board of Directors of Saratoga Beverage Group, Inc. (the "Special Committee" and the "Company") in evaluating the Transaction referred to therein and not with a view to public disclosure or filing thereof under the Securities Act of 1933 or the Securities Act of 1934 (the "Federal Securities Laws"). This material was prepared for a specific use by specific persons and was not prepared to conform with any disclosure standards under the Federal Securities Laws. Neither Schroder & Co. Inc. ("Schroders") nor any of its officers, directors, employees, affiliates, advisors, agents or representatives warrants the accuracy or completeness of any of the materials set forth herein. Nothing contained in the accompanying material is, or shall be relied upon as, a promise or representation as to the past or the future.

It should be understood that, unless otherwise noted, any valuations and/or estimates contained in the accompanying material were prepared or derived from information supplied by the management of the Company without any independent verification by Schroders, and involve numerous and significant subjective determinations by the Company's management, which may or may not be correct. Accordingly, no representation or warranty can be or is made by Schroders as to the accuracy or achievability of any such valuations and/or estimates.

[SARATOGA LOGO]                                                               SC





CONTENTS

Transaction Overview                                                  I

Valuation Discussion                                                 II

Conclusion                                                          III

[SARATOGA LOGO]                                                               SC






SECTION I


TRANSACTION OVERVIEW

[SARATOGA LOGO]                                                               SC




TRANSACTION OVERVIEW

SCOPE OF SCHRODERS' ENGAGEMENT AND OPINION

o The Special Committee to the Board of Directors of Saratoga Beverage Group, Inc. ("TOGA") has engaged Schroders to render a Fairness Opinion in connection with the proposed acquisition by NCP-SBG, L.P. ("North Castle"), a Delaware limited partnership established by North Castle Partners, L.L.C.

o The Opinion relates to the fairness, from a financial point of view, of the $6.00 per share being offered by North Castle, to public shareholders of TOGA (exclusive of certain persons who are rolling over shares) in exchange for their shares.

[SARATOGA LOGO]                                                               SC




TRANSACTION OVERVIEW

DUE DILIGENCE

o    In connection with our Opinion, Schroder has, among other things:

     o Conducted discussions with senior management of the Company concerning the Transaction, the Company's historical financial results and projected financial information;

     o Reviewed TOGA's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, including financial statements for the twelve month period ending December 31, 1997; and its Quarterly Report on Form 10-Q for the nine-month period and quarter ended September 30, 1999, including financial statements for the nine month period and quarter ended September 30, 1998;

     o Reviewed The Fresh Juice Company's ("Fresh Juice") audited financial statements for the twelve month period ended November 30, 1998;

     o Reviewed The Fresh Juice Company's Quarterly Report on Form 10-Q for the nine month period and quarter ended August 31, 1998, including financial statements for the 9 month period and quarter ended August 31, 1997;

     o Reviewed management estimates of the financial performance of The Fresh Juice Company for the one-month period ended January 31, 1999;

     o Reviewed management estimates of the financial performance of TOGA for the quarter ending December 31, 1999;

     o Reviewed the unaudited balance sheet provided by management, dated November 30, 1999;

     o Reviewed management projections of financial performance for the years 2000 to 2004;

[SARATOGA LOGO]                                                               SC




TRANSACTION OVERVIEW

DUE DILIGENCE (CONTINUED)

o    Schroders has also:

     o Reviewed the combined companies' (The Fresh Juice Company and Saratoga Beverage Group) financial results for the last twelve months, derived by management using the following financial information:

          o    TOGA's 10-K for its fiscal year ended December 31, 1998;

          o    TOGA's 10-Q for the nine-month period ended September 30, 1999;

          o Fresh Juice's audited financial statements for its twelve month period ended November 30, 1998;

          o Fresh Juice's 10-Q for the nine month period ended August 31, 1998;

          o Management estimates of financial results for Fresh Juice for the one month period ended January 31, 1999;

     o Reviewed certain publicly available information concerning the Company;

     o Performed various financial analysis, as Schroders deemed appropriate, of the Company using generally accepted analytical methodologies, including:

          o The application to the financial results of TOGA of the public trading multiples of companies which we deemed comparable;

          o The application to the financial results of TOGA of the multiples reflected in recent mergers and acquisitions for businesses which Schroders deemed as comparable;

          o A discounted cash flow analysis utilizing the projections provided by management;

          o The application to the share price of TOGA of the average equity premiums paid in a large sample of publicly reported transactions;

     o Reviewed historical trading prices and volumes of TOGA's Common Stock on the NASDAQ National Market System from Januray 1, 1998, to December 17, 1999;

o Schroders performed additional financial studies, analyses and inquiries, as we deemed appropriate.

[SARATOGA LOGO]                                                               SC




TRANSACTION OVERVIEW

PROPOSED PURCHASE PRICE

o North Castle has agreed to pay $6.00 per diluted share, in cash, for all outstanding shares of Class A and Class B common shares of TOGA (exclusive of certain shares being rolled over) in a transaction valued at $59.4 million, including the assumption of $16.8 million of debt, net of $0.5 million of cash and $3.3 million of cash proceeds from the exercise of options and warrants as of 11/30/99.

o There are currently 1,296,050 options outstanding at exercise prices ranging from $0.94 to $8.75, and 30,000 warrants outstanding at an exercise price of $3.50. Additionally, TOGA has $1.5 million in convertible notes, with a conversion price of $3.50.

------------------------------------------------------------------------
                        PURCHASE PRICE ANALYSIS
                    (000's, except price per share)
------------------------------------------------------------------------

OFFER PRICE PER SHARE                                         $6.00
                                                            -------

Class A Shares                                              4,809.7

Class B Shares                                                522.9

Convertible Debt                                              428.6

Options                                                     1,296.1

Warrants                                                       30.0
                                                            -------

DILUTED SHARES                                              7,087.3

Implied Equity Value                                        $42,524

Less: Cash Proceeds from Options & Warrants                 ($3,351)
                                                            -------

ADJUSTED EQUITY VALUE OFFERED (1)                           $39,173

Plus: Debt                                                   20,655

Less: Cash                                                     (455)
                                                            -------

ENTERPRISE VALUE OFFERED                                    $59,373
----------------------------------------------------- ------------------
((1)  Net of cash proceeds from options and warrants

[SARATOGA LOGO]                                                               SC




TRANSACTION OVERVIEW

DUE DILIGENCE:
FINANCING

o Schroders also reviewed the merger documents and related exhibits as part of its due diligence, with particular emphasis placed on the sources of required financing in order to complete the transaction

     o We have reviewed the commitment letter dated December 23, 1999, provided by Bank of America and Banc of America Securities, L.L.C., to provide up to $22 million in funded senior term debt

     o We have reviewed the commitment letter dated December 23, 1999, provided by Key Mezzanine Capital Fund L.L.P., to provide up to $10 million in subordinated notes

     o We have reviewed the commitment letter dated January 3, 1999, provided by North Castle GP II, L.P. to provide up $29.0 million to NCP-SBG, L.P., and an additional $10.0 million in the event that either the senior term or subordinated debt is not fully available at closing

     o We have conducted conversations with Bank of America, Banc of America Securities, Key Mezzanine and North Castle Partners as to the state and progress of their due diligence

o Including estimated fees and expenses of $4.3 million, the required funding to complete the transaction totals $63.7 million

     o    North Castle GP II has committed to provide up to $38.66 million

     o A voting agreement among the purchasers provides, subject to dissenters' rights, that TOGA insiders will roll at least $3.3 million, or 550,000 shares

     o The remaining $21.74 million represents 4.3x 1999E EBITDA of $5.058 million

[SARATOGA LOGO]                                                               SC




TRANSACTION OVERVIEW

SUMMARY
FINANCIAL
PERFORMANCE

o Due to limited management systems and controls at Fresh Juice prior to its acquisition by TOGA, there are several limitations to the historical financial analysis.

     o The last financial statements filed with the SEC by Fresh Juice were included in its 10-Q for the quarter and nine-month period ending August 31, 1998;

     o Withum, Smith & Brown completed an audit of Fresh Juice on November 22, 1999, for the 12-month period ending November 30, 1998;

     o There is no audited financial information available for Fresh Juice for the period beginning November 30, 1998 and ending on January 31, 1999 (the effective date of TOGA's acquisition of Fresh Juice was Friday, January 29, 1999);

     o Management provided Schroders with its best estimate of the financial performance of Fresh Juice for the one month period ending January 31, 1999; and

     o Management was unable to provide a breakdown of the revenue of Fresh Juice by business unit for the one month period ending January 31, 1999.

[SARATOGA LOGO]                                                               SC




TRANSACTION OVERVIEW

LAST TWELVE
MONTHS
FINANCIAL
PERFORMANCE

o The components used to calculate TOGA's twelve month combined historical financial performance are shown below:

-------------------------------------------------------------------------------------------------------------------------------
                                   FY 1998                  COMBINED 9 MONTHS: 9/30/99  COMBINED 9 MONTHS: 1998
                     ----------------------------------------------------------------------------------------------
                       TOGA FY   FRESH JUICE FY                TOGA        FRESH JUICE    TOGA        FRESH JUICE  PF COMBINED
                       ENDING        ENDING      COMBINED      9 MO.          1 MO.      9 MO.           9 MO.      12 MONTHS
($ IN 000'S)         12/31/98(1)  11/30/98(2)   FY 1998A(3) 9/30/99(4)      1/31/99(5) 9/30/98(6)      8/31/98(7)   9/30/99(8)
-------------------------------------------------------------------------------------------------------------------------------
REVENUE                  $8,881      $37,606     $46,488      $38,522         $3,200       $7,360        $28,650     $52,200

   Cost of Goods        (5,523)     (26,931)     (32,454)    (29,232)        (2,432)      (4,470)       (20,008)    (39,640)
                         ------       ------      ------       ------           ----       ------         ------      ------

GROSS PROFIT              3,358       10,676      14,034        9,289            768        2,890          8,642      12,560

   SG&A                 (1,934)      (8,789)     (10,723)     (5,871)          (592)      (1,345)        (6,429)     (9,411)

   Depr & Amort           (436)      (1,345)      (1,780)     (1,101)           (82)        (420)          (992)     (1,551)
                         ------       ------      ------       ------           ----       ------         ------      ------

EBIT                        989          542       1,530        2,318             94        1,125          1,220       1,597

   Interest Inc/(Exp)        89        (351)        (262)     (1,156)           (19)           69          (327)     (1,179)

   Other                      0            0           0           51              0           90             38        (76)
                         ------       ------      ------       ------           ----       ------         ------      ------

                          1,078          191       1,268        1,213             75        1,284            931         341
PRE-TAX INCOME

   Tax Expense, Net        (18)         (86)        (104)        (90)              0         (18)          (415)         238
                         ------       ------      ------       ------           ----       ------         ------      ------

NET INCOME               $1,060         $105      $1,165       $1,123            $75       $1,266           $516        $580
                         ======         ====      ======       ======            ===       ======           ====        ====

EBIT                       $989         $542      $1,530       $2,318            $94       $1,125         $1,220      $1,597

   Depr & Amort             436        1,345       1,780        1,101             82          420            992       1,551

EBITDA                   $1,424       $1,887      $3,311       $3,419           $176       $1,545         $2,212      $3,148
                         ======       ======      ======       ======           ====       ======         ======      ======

-------------------------------------------------------------------------------------------------------------------------------

(1) TOGA 10-K dated December 31, 1998, Pre-Tax Income figure excludes a $400,000 non-recurring write-off of notes receivable

(2)  Fresh Juice audited financials for 12-month period ending November 30, 1998

(3) TOGA 12-month financial performance for the period ending December 31, 1998 and Fresh Juice's 12-month financial performance for the period ending November 30, 1998

(4)  TOGA 10-Q dated September 30, 1998

(5) Management's best estimates of financial performance for the 1-month period ending January 31, 1999 for Fresh Juice on a standalone basis

(6)  TOGA 10-Q dated September 30, 1998

(7)  Fresh Juice 10-Q dated August 31, 998

(8) Combined 12 months is equal to TOGA FY 12/31/98, plus Fresh Juice FY 11/30/98, plus TOGA 9-months 9/30/99, plus Fresh Juice 1-month 1/31/99, less TOGA 9-months 9/30/98, less Fresh Juice 9-months 8/31/98

[SARATOGA LOGO]                                                               SC




TRANSACTION OVERVIEW

CALCULATIONS
FOR 1999E

o The components used to calculate 1999 estimated financial performance are shown below:

-------------------------------------------------- ----------------------- ------------------------ ------------------------
                                                                                 FRESH JUICE               ADJUSTED
($ IN 000'S)                                               1999E               1-MONTH 1/31/99               1999E
-------------------------------------------------- ----------------------- ------------------------ ------------------------
REVENUE

   Water Business                                         $9,722                        -                   $9,722

   New York Juice Business                                12,500                        -                   12,500

   FL/East Juice Business                                 21,583                        -                   21,583

   CA/West Juice Business                                 13,911                        -                   13,911

   Fresh Juice (1)                                             -                    3,200                    3,200

   Other                                                 (7,388)                        -                  (7,388)
                                                         -------                   ------                  -------

TOTAL NET REVENUES                                       $50,328                   $3,200                  $53,528

Cost of Gods Sold                                       (38,250)                  (2,432)                 (40,682)
                                                         -------                   ------                  -------

GROSS PROFIT                                              12,079                      768                   12,847

Gross Margin                                               24.0%                    24.0%                    24.0%

OPERATING EXPENSES, EXCL. DEPR.

   SG&A                                                  (7,197)                    (592)                  (7,789)

   Corporate Expenses                                          -                        -                        -
                                                         -------                   ------                  -------

TOTAL OPERATING EXPENSES                                 (7,197)                    (592)                  (7,789)

EBITDA (ADJUSTED)                                         $4,882                     $176                   $5,058
                                                         =======                   ======                  =======

EBITDA Margin                                               9.7%                     5.5%                     9.4%

Depreciation                                               (781)                     (82)                    (863)

Amortization                                               (650)                        -                    (650)
                                                         -------                   ------                  -------

EBIT                                                      $3,451                      $94                   $3,544

EBIT Margin                                                 6.9%                     2.9%                    6.6%

Interest Expense                                         (1,800)                        -                   (1,800)
Tax Expense                                                    0                        -                         0
                                                         -------                   ------                  -------

NET INCOME                                                $1,651                      $94                    $1,744
                                                         =======                   ======                  =======
-------------------------------------------------- ----------------------- ------------------------ ------------------------

(1) Management was unable to provide a breakdown of revenue by business unit for Fresh Juice for the one month period ending January 31, 1999.

[SARATOGA LOGO]                                                               SC




TRANSACTION OVERVIEW


o    The following projections were provided by management of TOGA:

------------------------------- --------------------------------------------------------------------------------------------------
                                                                 FOR THE YEAR ENDED DECEMBER 31:
------------------------------- --------------------------------------------------------------------------------------------------
($ IN 000'S)                         1999P           2000P            2001P           2002P            2003P           2004P
------------------------------- --------------------------------------------------------------------------------------------------
REVENUE:

     Water Business                    $9,722         $10,305          $10,920         $11,629          $12,763         $13,331

     New York Juice Business           12,500          15,500           17,000          18,600           20,000          21,500

     FL/East Juice Business            21,583          35,849           39,416          42,231           43,263          44,108

     CA/West Juice Business            13,911          15,733           16,693          17,527           18,408          19,324

     Fresh Juice(1)                     3,200               -                -               -                -               -

Other                                 (7,388)        (10,834)         (12,604)        (13,498)         (14,165)        (14,739)
                                      -------         -------          -------         -------          -------         -------

Net Revenue                           $53,528         $66,554          $71,424         $76,489          $80,266         $83,523

     Growth                              2.5%           24.3%             7.3%            7.1%             4.9%            4.1%

EBITDA                                 $5,058          $6,988           $7,678          $8,414           $8,829          $9,188

     Margin                              9.4%           10.5%            10.7%           11.0%            11.0%           11.0%

EBIT                                   $3,544          $5,342           $5,757          $6,243           $6,558          $6,816

     Margin                              6.6%            8.0%             8.1%            8.2%             8.2%            8.2%

------------------------------- ---------------- --------------- ---------------- --------------- ---------------- ---------------

 (1) Management was unable to provide a breakdown of revenue by business unit for Fresh Juice's one month period ending January 31, 1999.

[SARATOGA LOGO]                                                               SC




TRANSACTION OVERVIEW

IMPLIED PURCHASE PRICE MULTIPLES

o The following multiples consider the $6.00 per share purchase price offered by North Castle:

-------------------------------------------------------------------------------------------------------------------
                                          TOGA PURCHASE PRICE MULTIPLES
-------------------------------------------------------------------------------------------------------------------
                                          LTM                         1999P                       2000P
-------------------------------------------------------------------------------------------------------------------
EV/REVENUE                                1.1x                         1.1x                         0.9x

EV/EBITDA                                18.9x                        11.7x                         8.5x

EV/EBIT                                  37.2x                        16.7x                        11.1x

P/E                                      67.5x                        22.5x                         NA(1)
----------------------------- ---------------------------- ---------------------------- ---------------------------

Note: EV is defined as Enterprise Value

(1) Management did not provide financial projections below the EBIT line for the years 2000 to 2004

[SARATOGA LOGO]                                                               SC




TRANSACTION OVERVIEW

IMPLIED EQUITY
PREMIUMS

o The Transaction offer price of $6.00 per share implies the following equity premiums to TOGA's stock price:

--------------------------------------------------------------------------------------------------------------------
                                              IMPLIED EQUITY PREMIUMS
-------- ------------------------------------------------------- ------------------------- -------------------------
                                                                       SHARE PRICE                 PREMIUM
-------- ------------------------------------------------------- ------------------------- -------------------------
OFFER PRICE PER SHARE                                                       $6.00                      --

         CURRENT SHARE PRICE(1)                                             $4.75                       26.3%

         1-MONTH AGO (2)                                                    $3.31                       81.3%

         60-DAYS AGO (3)                                                    $2.81                      113.5%

         90-DAYS AGO (4)                                                    $3.00                      100.0%

-------- ------------------------------------------------------- ------------------------- -------------------------

         30-DAY AVERAGE(5)                                                  $4.37                       37.3%

         60-DAY AVERAGE(6)                                                  $3.66                       63.9%

         90-DAY AVERAGE(7)                                                  $3.40                       76.5%

-------- ------------------------------------------------------- ------------------------- -------------------------

Note: The transaction was announced on December 17, 1999

(1)  January 4, 2000

(2)  December 3, 1999

(3)  November 4, 1999

(4)  October 4, 1999

(5)  December 3, 1999 to January 4, 2000

(6)  November 4, 1999 to January 4, 2000

(7)  October 4, 1999 to January 4, 2000

[SARATOGA LOGO]                                                               SC




TRANSACTION OVERVIEW

COMPARABLE
M&A
TRANSACTIONS

o Schroders delivered an opinion on June 29, 1998 as to the fairness of TOGA's acquisition of Fresh Juice. At that time, the transaction was valued at $29.4 million, or 6.9x trailing EBITDA, based on LTM EBITDA of $4.2 million. LTM EBITDA through February 28, 1998, was calculated using financial statements contained in Fresh Juice's 10-K for the period ending November 30, 1997, and 10-Q for the six-month periods ending February 28, 1998 and 1997.

o TOGA later received an adjustment in effective purchase price to $24.4 million based upon an understanding that FY 1998 EBITDA was at least $3.2 million, which implied an EBITDA multiple for the transaction of 7.6x.

o Audited financial figures for The Fresh Juice Company's fiscal year ended 11/30/98 show an EBITDA figure of $1.9 million, implying a multiple paid for the business of 12.5x, considering a transaction value of $23.7 million based on TOGA's share price at closing. The audit was completed on November 22, 1999. The transaction was completed on January 29, 1999.

-------------------------------------------------------------------------------
                    DATE          EV          LTM EBITDA     IMPLIED EV/EBITDA
-------------------------------------------------------------------------------

LTM February 1998                $29.4            $4.2                6.9x

LTM November 1998: Estimated      24.4             3.2                7.6x

LTM November 1998: Actual         23.7             1.9               12.5x

-------------------------------------------------------------------------------

[SARATOGA LOGO]                                                               SC





SECTION II


VALUATION DISCUSSION

[SARATOGA LOGO]                                                               SC




VALUATION DISCUSSION

VALUATION METHODOLOGIES

o    Discounted cash flow analysis

o    Select M&A Transactions

o    Other relevant M&A Transactions

o    Premium analysis

o    Publicly traded beverage companies

[SARATOGA LOGO]                                                               SC



VALUATION DISCUSSION

DISCOUNTED
CASH FLOW
ANALYSIS

o Using 2004 exit EBITDA multiples of 6.0x to 8.0x to determine terminal values, and applying discount rates of 11.0% to 13.0%, the range of enterprise and per share values for TOGA is as follows:

------------------------------------------------------------------------------------------------------
                                          ENTERPRISE VALUE
------------------------------------------------------------------------------------------------------
                                                              DISCOUNT RATE
                                     -----------------------------------------------------------------
          EBITDA MULTIPLE                    11.0%                 12.0%                13.0%
------------------------------------------------------------------------------------------------------

                6.0x                         $45,096               $43,338              $41,668

                7.0x                          50,548                48,552               46,655

                8.0x                          56,001                53,765               51,642

------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------
                               EQUITY VALUE PER SHARE - FULLY DILUTED
------------------------------------------------------------------------------------------------------
                                                              DISCOUNT RATE
                                     -----------------------------------------------------------------

          EBITDA MULTIPLE                    11.0%                 12.0%                13.0%
------------------------------------------------------------------------------------------------------

                6.0x                         $3.99                 $3.74                $3.50

                7.0x                          4.75                  4.47                 4.21

                8.0x                          5.52                  5.21                 4.91

------------------------------------------------------------------------------------------------------

[SARATOGA LOGO]                                                               SC



VALUATION DISCUSSION

COMPARABLE
M&A
TRANSACTIONS


o Three recent beverage transactions have been considered as most relevant in our analysis:

     o    Saratoga Beverage Group's acquisition of The Fresh Juice Company;

     o    Northland Cranberries acquisition of Minot Food Packers; and

     o    Triarc's acquisition of Cable Car Beverage

[SARATOGA LOGO]                                                               SC



VALUATION DISCUSSION

COMPARABLE
M&A
TRANSACTIONS


o As discussed previously, Saratoga Beverage Group acquired Fresh Juice in January 1999. At the time the merger agreement was signed, the implied enterprise value offered for Fresh Juice was $24.4 million, or 7.6x what they believed to be LTM EBITDA of $3.2 million for the twelve month period ending November 30, 1998.

o The implied values for TOGA based on a 7.6x trailing EBITDA multiple (the figures on which management based its decision) and 1999 expected EBITDA of $5.058 million, are as follows:

     o    Enterprise Value: $38.4 million

     o    Equity Value:     $21.6 million

     o    Per Share Value:  $3.05 per share

o At the date of the Fairness Opinion (June 28, 1998), the LTM EBITDA multiple was 6.9x, based on an Enterprise Value of $29.6 million and LTM EBITDA of $4.2 million (through February 28, 1998). Based on 1999 expected EBITDA of $5.058 million, this EBITDA multiple implies values for TOGA as follows:

     o    Enterprise Value: $34.9 million

     o    Equity Value:     $18.1 million

     o    Per Share Value:  $2.55 per share

o The actual multiple paid was 12.5x based on an effective enterprise value of $23.7 million at closing and LTM EBITDA of $1.9 million (using the audited financial statements for the twelve month period ended November 30,
     1998). Based on 1999 expected EBITDA of $5.058 million, this EBITDA multiple implies values for TOGA as follows:

     o    Enterprise Value: $63.2 million

     o    Equity Value:     $46.4 million

     o    Per Share Value:  $6.54 per share

[SARATOGA LOGO]                                                               SC



VALUATION DISCUSSION

COMPARABLE
M&A
TRANSACTIONS


o The acquisition of Minot Food Packers by Northland Cranberries, in May of 1998, is valuable given that both Minot and TOGA derive a large percentage of total revenues from sales of unbranded products to institutional customers.

o The purchase price for Minot was approximately $37.6 million, or 11.1x trailing EBITDA. LTM earnings for this transaction were not available.

o Based on 1999 expected EBITDA of $5.058 million, this EBITDA multiple implies values for TOGA as follows:

     o    Enterprise Value: $56.1 million

     o    Equity Value:     $39.3 million

     o    Per Share Value:  $5.54 per share

[SARATOGA LOGO]                                                               SC




VALUATION DISCUSSION

COMPARABLE
M&A
TRANSACTIONS


o The Cable Car acquisition by Triarc is valuable as a benchmark acquisition in the specialty beverage industry. Cable Car is the owner of such brands of Stewart's line of soft drinks, JAVA COLA, Aspen Mountain Spring Water, Aspen Flavored Water and San Francisco Seltzer.

o The purchase price for the Cable Car acquisition was approximately $33.0 million in enterprise value, or 13.6x trailing EBITDA and 24.2x trailing Earnings.

o Based on 1999 expected EBITDA of $5.058 million, and 1999 expected Earnings of $1.744 million, these multiples imply values for TOGA as follows:

     >>   13.6x trailing EBITDA: Enterprise Value:      $68.8 million
                                 Equity Value:          $52.0 million
                                 Per Share Value:       $7.33 per share

     >>   24.2x trailing Earnings: Enterprise Value(1): $59.0 million
                                   Equity Value:        $42.2 million
                                   Per Share Value:     $5.95 per Share


--------------------------------------------------------------------------------

(1) Enterprise Value based on equity value, plus debt, less cash, less proceeds from options and warrants

[SARATOGA LOGO]                                                               SC



VALUATION DISCUSSION

OTHER RELEVANT
M&A
TRANSACTIONS

o There have been several acquisitions in the bottled water, juice and "healthy" beverage category in the past few years. Median revenue, EBIT and EBITDA multiples for these transactions imply a range of enterprise values for TOGA of $56.1 million to $80.3 million, for an average enterprise value of $63.8 million.

------------- ----------------------------- --------------------------- ---------------------------------------------------------
                                                                                             LTM MULTIPLES
------------- ----------------------------- --------------------------- ------------- -------------- -------------- -------------
  DATE                 TARGET                      ACQUIROR                 REVENUES       EBITDA          EBIT        NET INCOME
------------- ----------------------------- --------------------------- ---------------------------------------------------------
1-Apr-99      Great Pines Water Co.         Suntory Water Group               2.0x           8.4x            n/m         25.8x

10-Dec-98     AquaPenn Spring Water         Group Danone                      1.9x          17.3x          33.5x         42.8x

20-Jun-98     Tropicana                     Pepsico, Inc.                     1.7x          12.1x          16.5x           n/a

05-May-97     Minot Food Packers            Northland Cranberries             0.9x          11.1x          15.6x           n/a

24-Jun-97     Cable Car Beverage            Triarc Companies                  1.3x          13.6x          14.2x         24.2x

27-Mar-97     Snapple Beverage              Triarc Companies                  0.5x            n/a            n/a           n/a

3-Mar-95      Mistic Beverage               Triarc Companies                  0.8x           6.0x            n/a           n/a

31-Aug-89     Crush International (P&G)     Cadbury Schweppes, plc            3.1x           6.6x            n/a           n/a
------------- ----------------------------- --------------------------- ---------------------------------------------------------



--------------------------------- -------------------------------- ------------- -------------- -------------- -------------
MEDIAN                                                                   1.5X          11.1X          16.1X         25.8X

IMPLIED TOGA ENTERPRISE VALUE (000'S)                                 $80,293        $56,142        $56,887       $61,854

------------------------------------------------------------------ ------------- -------------- -------------- -------------

IMPLIED TOGA EQUITY VALUE (000'S)                                     $63,444        $39,293        $40,038       $45,005

IMPLIED PER SHARE VALUE (000'S)                                         $8.95          $5.54          $5.65         $6.35

------------------------------------------------------------------ ------------- -------------- -------------- -------------

Note: Implied values based on 1999E EBITDA of $5.058 million, and 1999E net income of $1.744 million

[SARATOGA LOGO]                                                               SC



VALUATION DISCUSSION

PREMIUMS
ANALYSIS

o The average equity premiums paid in public M&A transactions valued between $10 million and $50 million in equity value, over the last five years, ranged from 29.0% to 39.8%.

----------------------------------------- ----------------------------- ------------------------------------------------------------
                                                                                        PERIOD PRIOR TO ANNOUNCEMENT
                                                                        ------------------------------------------------------------
         TRANSACTIONS BY VALUE                  NUMBER OF DEALS                1 DAY               1 WEEK               4 WEEKS
----------------------------------------- ----------------------------- -------------------- -------------------- ------------------
Between $10 million and $50 million                   237                        29.3%                35.6%                39.8%

TOGA Share Price (as of 12/17/99)                                                $4.97                $3.44                $2.62

                                               IMPLIED TOGA VALUE                $6.43                $4.66                $3.66
----------------------------------------- ----------------------------- -------------------- -------------------- ------------------

[SARATOGA LOGO]                                                               SC



VALUATION DISCUSSION

COMPARABLE
PUBLIC
COMPANIES

o There are several public companies in the juice, bottled water and healthy beverage category that can be considered as a peer group for TOGA.

o Average multiples within this group imply a range of enterprise values for Saratoga Beverage Group of $20.0 million to $59.1 million, with an average enterprise value of $35.1 million. The average valuations imply a range of per share values of $0.45 to $5.96, with an average share price of $2.58.

------------------------------------------------------------------------------------------------------------------------------------
($ IN OOO'S)                                 LTM MULTIPLES                         1999E MULTIPLES                    2000E
---------------------------------  ----------------------------------  -------------------------------------  ----------------------
         COMPANY   MARKET CAP (1)  REVENUES    EBITDA     NET INCOME    REVENUES      EBITDA     NET INCOME    REVENUES      EBITDA
------------------------------------------------------------------------------------------------------------------------------------
COTT Corporation      $332,638       0.7x        n/m          n/m         0.7x         6.9x        25.3x         0.6x         5.8x

Clearly Canadian         6,820       0.4x        n/m          n/m          n/m          n/m          n/a          n/m          n/m

Triarc Companies       437,715       1.4x       8.8x        45.2x          n/m          n/m        38.0x          n/m          n/m

National Beverage      147,069       0.4x       4.3x        12.5x          n/m          n/m          n/a          n/m          n/m

Hansen Natural          43,134       0.6x       5.0x         9.6x         0.6x         5.0x         9.4x          n/m          n/m

Odwalla, Inc.           33,317       0.4x        n/m          n/m         0.4x          n/m          n/m         0.3x         7.3x

Vermont Pure            26,368       1.2x       7.4x         6.6x          n/m          n/m          n/a          n/m          n/m

                       AVERAGE       0.7X       6.4X        18.5X         0.6X         6.0X        24.2X         0.5X         6.6X

IMPLIED TOGA ENTERPRISE VALUE     $38,031    $20,072      $27,561      $30,333      $30,094      $59,121      $30,133      $45,772

    IMPLIED TOGA EQUITY VALUE     $21,182     $3,222      $10,712      $13,483      $13,245      $42,272      $13,284      $28,923

      IMPLIED PER SHARE VALUE       $2.99      $0.45        $1.51        $1.90        $1.87        $5.96        $1.87        $4.08
------------------------------------------------------------------------------------------------------------------------------------

Note: 2000 net income projections were not provided for TOGA

(1)  As of January 4, 1999

[SARATOGA LOGO]                                                               SC





SECTION III


CONCLUSION

[SARATOGA LOGO]                                                               SC



VALUATION SUMMARY

CONCLUSION

o Each of these analysis produced a valuation range which we believe to be reliable in the evaluation of this transaction. The following is a summary of those ranges:

---------------------------------------------------------------------------------------------------------
                 VALUATION METHODOLOGY                  IMPLIED ENTERPRISE VALUE (000'S)
---------------------------------------------------------------------------------------------------------
DCF Valuation                                                 $41.7     -    $56.0 million

Select M&A Transactions                                       $34.9     -    $68.8 million

Other Relevant M&A Transactions                               $56.1     -    $80.3 million

Publicly Traded Beverage Companies                            $20.0     -    $59.1 million

---------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
                 VALUATION METHODOLOGY                         IMPLIED SHARE PRICE
---------------------------------------------------------------------------------------------------------
DCF Valuation                                                  $3.50    -     $5.52

Select M&A Transactions                                        $2.55    -     $7.33

Other Relevant M&A Transactions                                $5.54    -     $8.95

Premiums Analysis on M&A Transactions                          $3.66    -     $6.43

Publicly Traded Beverage Companies                             $0.45    -     $5.96

---------------------------------------------------------------------------------------------------------

[SARATOGA LOGO]                                                               SC


CONCLUSION


o Average Implied Enterprise Value provides a range of $38.2 million - $66.0 million.

o    Average Implied Share Price provides a range of $3.14 - $6.84.

o    Deal Enterprise Value is $59.4 million.

o    Deal Value Per Share is $6.00.

o Schroders did not form a conclusion as to whether any individual analysis or factor, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view.

o The Merger Consideration is fair from a financial point of view to the shareholders (exclusive of certain persons who are rolling their shares).


                                                                              26